Exhibit 10.4

MINQUEST INC.

Option Amendment Agreement

BETWEEN:

MINQUEST, INC. (“MINQUEST”) a body incorporated pursuant to the laws of Nevada. (The “Optionor”)

AND
TUFFNELL LTD (“TUFFNELL”) a body incorporated pursuant to the laws of Nevada. (The "Optionee")

This amendment to the Option agreement dated March 12, 2010 is to extend the date of first payment by the Optionee to the Optionor as follows:

Tuffnell Ltd shall make its first payment to Minquest Inc. of  US $39,261.00 on of before April 30, 2010, instead of on signing the option agreement.

All other conditions shall remain the same and the scope of the agreement will remain in its entirety other than extending the timeline condition as outline above.

Dated the 27th day of April, 2010

The Optionee:

Tuffnell Ltd.

/s/ George Dory

George Dory, ASO

The Optionor:

MinQuest Inc.

/s/ Richard Kern

Richard Kern ASO